Free Writing Prospectus (To the Prospectus dated April 4, 2011, as supplemented by the Preliminary Prospectus Supplement dated September 9, 2013)	Filed Pursuant to Rule 433 Registration Statement No. 333-173299 September 12, 2013

ZIONS BANCORPORATION Zions Direct Auctions—Results 9/12/13, 2:14 PM ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE OPEN ACCOUNT LOGIN 1.800.524.8875 AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS HOME :: HOME :: AUCTION #11079 Results Zions Bancorporation / 15 Year Corporates Subordinated Notes | Fixed-to-Floating Rate | May be redeemed in whole or in part any time on or after September 15, 2023 | Kroll BBB- | S&P:BB+ | Fitch:BB+ | DBRS:BBH Please disregard the yield to maturity because the rate floats during the last 5 years. Notice: The auction has been extended until 9/12/2013 4:07:18 PM EDT. Auction Status: CLOSED Security Type: Corporate Bonds Auction Start: 9/11/2013 9:00 AM EDT Issue Type: Primary Auction End: 9/12/2013 4:07 PM EDT Coupon 6.950% Last Update: 9/12/2013 4:14:30 PM EDT Maturity Date: 9/15/2028 Offering Documents Auction Details ISSUE INFORMATION BIDDING INFORMATION Call Feature: Callable Auction Phase: Pricing First Call Date: 9/15/2023 Principal Offered: $ 75,000,000.00 First Call Price: 100.000000 Units Offered: 3,000,000 Settlement Date: 9/17/2013 Number of Bidders: 106 First Interest Date: 12/15/2013 Number of Bids: 140 Int. Frequency: Quarterly Amt. of Bids: $ 97,722,175.00 Day Basis: 30/360 Coverage: 130.30% CUSIP Number: TBD Highest Bid: 100.000000 Minimum Offering: $ 75,000,000.00 Lowest Bid: 100.000000 Maximum Offering: $ 250,000,000.00 Bid Spread: 0.000000 Sizing Phase End: 9/12/2013 12:00 PM EDT Num. Bids Accepted: 126 Denomination: $ 25.00 Num. Bidders with Bids Accepted: 96 Bid Multiple: Multiples of 0.05 Highest Bid Accepted: 100.000000 Min. Yield: 6.500% Lowest Bid Accepted: 100.000000 Max. Yield: 7.000% Final Market-Clearing Yield: 6.950% Fixed Price: 100.000000 Final Yield to Maturity: 6.950% Final Yield to Call: 6.950% Bids Final Market-Clearing Yield*: 6.950% Amount Bidder Units Yield Fixed Price Timestamp Awarded Due #30764 10,000 6.500% 100.000000 9/11/2013 9:01:00 AM 10,000 units $ 250,000.00 #30753 20,000 6.500% 100.000000 9/11/2013 9:01:46 AM 20,000 units $ 500,000.00 #30764 10,000 6.500% 100.000000 9/11/2013 9:05:28 AM 10,000 units $ 250,000.00 #36602 112,000 6.500% 100.000000 9/11/2013 9:17:12 AM 112,000 units $ 2,800,000.00 #30764 10,000 6.500% 100.000000 9/11/2013 9:21:29 AM 10,000 units $ 250,000.00 #36875 3,000 6.500% 100.000000 9/11/2013 9:22:59 AM 3,000 units $ 75,000.00 https://www.auctions.zionsdirect.com/auction/11079 /results Page 1 of 4

Zions Direct Auctions—Results 9/12/13, 2:14 PM #36876 1,500 6.500% 100.000000 9/11/2013 9:24:59 AM 1,500 units $ 37,500.00 #30763 5,000 6.500% 100.000000 9/11/2013 9:34:23 AM 5,000 units $ 125,000.00 #36877 1,400 6.500% 100.000000 9/11/2013 9:34:35 AM 1,400 units $ 35,000.00 #36878 841 6.500% 100.000000 9/11/2013 9:36:15 AM 841 units $ 21,025.00 #36879 605 6.500% 100.000000 9/11/2013 9:37:30 AM 605 units $ 15,125.00 #36880 458 6.500% 100.000000 9/11/2013 9:39:13 AM 458 units $ 11,450.00 #36881 6,168 6.500% 100.000000 9/11/2013 9:40:30 AM 6,168 units $ 154,200.00 #36882 430 6.500% 100.000000 9/11/2013 9:43:03 AM 430 units $ 10,750.00 #36883 276 6.500% 100.000000 9/11/2013 9:45:06 AM 276 units $ 6,900.00 #25702 15,000 6.500% 100.000000 9/11/2013 9:59:59 AM 15,000 units $ 375,000.00 #31345 10,000 6.500% 100.000000 9/11/2013 10:10:31 AM 10,000 units $ 250,000.00 #36602 1,000 6.500% 100.000000 9/11/2013 10:18:25 AM 1,000 units $ 25,000.00 #18373 2,000 6.500% 100.000000 9/11/2013 10:28:53 AM 2,000 units $ 50,000.00 #36884 1,000 6.500% 100.000000 9/11/2013 10:40:31 AM 1,000 units $ 25,000.00 #36885 200 6.500% 100.000000 9/11/2013 10:47:07 AM 200 units $ 5,000.00 #35148 100 6.500% 100.000000 9/11/2013 10:55:57 AM 100 units $ 2,500.00 #35149 4,000 6.500% 100.000000 9/11/2013 10:57:03 AM 4,000 units $ 100,000.00 #36886 200 6.500% 100.000000 9/11/2013 11:10:50 AM 200 units $ 5,000.00 #31345 50,000 6.500% 100.000000 9/11/2013 11:28:01 AM 50,000 units $ 1,250,000.00 #36602 5,000 6.500% 100.000000 9/11/2013 11:32:25 AM 5,000 units $ 125,000.00 #31345 20,000 6.500% 100.000000 9/11/2013 11:41:57 AM 20,000 units $ 500,000.00 #36887 560 6.500% 100.000000 9/11/2013 11:56:18 AM 560 units $ 14,000.00 #36914 2,000 6.500% 100.000000 9/11/2013 12:05:39 PM 2,000 units $ 50,000.00 #36602 1,000 6.500% 100.000000 9/11/2013 12:16:51 PM 1,000 units $ 25,000.00 #23706 2,000 6.500% 100.000000 9/11/2013 12:21:09 PM 2,000 units $ 50,000.00 #23718 400 6.500% 100.000000 9/11/2013 12:29:48 PM 400 units $ 10,000.00 #32941 3,000 6.500% 100.000000 9/11/2013 12:46:37 PM 3,000 units $ 75,000.00 #36913 2,460 6.500% 100.000000 9/11/2013 1:42:51 PM 2,460 units $ 61,500.00 #13193 2,000 6.500% 100.000000 9/11/2013 1:45:32 PM 2,000 units $ 50,000.00 #36912 465 6.500% 100.000000 9/11/2013 1:47:04 PM 465 units $ 11,625.00 #36602 1,200 6.500% 100.000000 9/11/2013 1:47:31 PM 1,200 units $ 30,000.00 #36911 245 6.500% 100.000000 9/11/2013 1:54:05 PM 245 units $ 6,125.00 #36910 500 6.500% 100.000000 9/11/2013 2:01:55 PM 500 units $ 12,500.00 https://www.auctions.zionsdirect.com/auction/11079 /results Page 2 of 4

Zions Direct Auctions - Results 9/12/13, 2:14 PM

#24577	4,000	6.500%	100.000000	9/11/2013 2:06:37 PM	4,000 units	$ 100,000.00
#35152	200	6.500%	100.000000	9/11/2013 2:38:40 PM	200 units	$ 5,000.00
#36943	400	6.500%	100.000000	9/11/2013 2:39:29 PM	400 units	$ 10,000.00
#36602	1,400	6.500%	100.000000	9/11/2013 2:47:33 PM	1,400 units	$ 35,000.00
#31345	3,000	6.500%	100.000000	9/11/2013 2:47:51 PM	3,000 units	$ 75,000.00
#17947	5	6.500%	100.000000	9/11/2013 2:56:16 PM	5 units	$ 125.00
#36909	4,000	6.500%	100.000000	9/11/2013 5:39:51 PM	4,000 units	$ 100,000.00
#36888	200	6.500%	100.000000	9/11/2013 5:40:38 PM	200 units	$ 5,000.00
#36908	4,000	6.500%	100.000000	9/11/2013 5:43:24 PM	4,000 units	$ 100,000.00
#36889	200	6.500%	100.000000	9/11/2013 6:11:43 PM	200 units	$ 5,000.00
#35153	8,000	6.500%	100.000000	9/11/2013 6:42:55 PM	8,000 units	$ 200,000.00
				Auction Totals:	**3,000,000 units**	**$ 75,000,000.00**

Page 1 of 3

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated September 9, 2013, and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation, any underwriter or any dealer participating in this offering will arrange to send you a copy of these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322, Macquarie Capital (USA) Inc. toll-free at 1-888-268-3937 or by visiting Zions Direct's auction website at www.zionsdirect.com.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT

Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank Colorado, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Powered By Grant Street Group Software That Works®

ZIONS DIRECT

Page 3 of 4

SECURED BY ENTRUST VERIFY Zions Direct Auctions—Results 9/12/13, 2:14 PM https://www.auctions.zionsdirect.com/auction/11079 /results Page 4 of 4

Zions Direct Auctions—Results 9/12/13, 2:15 PM ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE OPEN ACCOUNT LOGIN 1.800.524.8875 AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS HOME :: HOME :: AUCTION #11079 Results Zions Bancorporation / 15 Year Corporates Subordinated Notes | Fixed-to-Floating Rate | May be redeemed in whole or in part any time on or after September 15, 2023 | Kroll BBB- | S&P:BB+ | Fitch:BB+ | DBRS:BBH Please disregard the yield to maturity because the rate floats during the last 5 years. Notice: The auction has been extended until 9/12/2013 4:07:18 PM EDT. Auction Status: CLOSED Security Type: Corporate Bonds Auction Start: 9/11/2013 9:00 AM EDT Issue Type: Primary Auction End: 9/12/2013 4:07 PM EDT Coupon 6.950% Last Update: 9/12/2013 4:14:56 PM EDT Maturity Date: 9/15/2028 Offering Documents Auction Details ISSUE INFORMATION BIDDING INFORMATION Call Feature: Callable Auction Phase: Pricing First Call Date: 9/15/2023 Principal Offered: $ 75,000,000.00 First Call Price: 100.000000 Units Offered: 3,000,000 Settlement Date: 9/17/2013 Number of Bidders: 106 First Interest Date: 12/15/2013 Number of Bids: 140 Int. Frequency: Quarterly Amt. of Bids: $ 97,722,175.00 Day Basis: 30/360 Coverage: 130.30% CUSIP Number: TBD Highest Bid: 100.000000 Minimum Offering: $ 75,000,000.00 Lowest Bid: 100.000000 Maximum Offering: $ 250,000,000.00 Bid Spread: 0.000000 Sizing Phase End: 9/12/2013 12:00 PM EDT Num. Bids Accepted: 126 Denomination: $ 25.00 Num. Bidders with Bids Accepted: 96 Bid Multiple: Multiples of 0.05 Highest Bid Accepted: 100.000000 Min. Yield: 6.500% Lowest Bid Accepted: 100.000000 Max. Yield: 7.000% Final Market-Clearing Yield: 6.950% Fixed Price: 100.000000 Final Yield to Maturity: 6.950% Final Yield to Call: 6.950% Bids Final Market-Clearing Yield*: 6.950% Amount Bidder Units Yield Fixed Price Timestamp Awarded Due #36890 3,920 6.500% 100.000000 9/11/2013 6:52:35 PM 3,920 units $ 98,000.00 #36891 1,489 6.500% 100.000000 9/11/2013 6:57:31 PM 1,489 units $ 37,225.00 #36892 165 6.500% 100.000000 9/11/2013 7:14:55 PM 165 units $ 4,125.00 #35154 2,115 6.500% 100.000000 9/11/2013 7:28:54 PM 2,115 units $ 52,875.00 #23676 600 6.500% 100.000000 9/11/2013 10:36:18 PM 600 units $ 15,000.00 https://www.auctions.zionsdirect.com/auction/11079 /results?csrf_toke&5d50f77179 cdce0f6a95f2e0&sort=ytw&sort_direction=asc&page=2&pages=3 Page 1 of 4

Zions Direct Auctions—Results 9/12/13, 2:15 PM #28691 600 6.500% 100.000000 9/11/2013 11:16:24 PM 600 units $ 15,000.00 #23085 250 6.500% 100.000000 9/11/2013 11:29:07 PM 250 units $ 6,250.00 #36948 2,760 6.500% 100.000000 9/12/2013 1:21:51 AM 2,760 units $ 69,000.00 #31345 15,000 6.500% 100.000000 9/12/2013 9:55:50 AM 15,000 units $ 375,000.00 #21466 980 6.500% 100.000000 9/12/2013 11:01:53 AM 980 units $ 24,500.00 #36894 1,400 6.500% 100.000000 9/12/2013 11:35:01 AM 1,400 units $ 35,000.00 #36895 60 6.500% 100.000000 9/12/2013 11:45:06 AM 60 units $ 1,500.00 #36896 8,000 6.500% 100.000000 9/12/2013 11:48:57 AM 8,000 units $ 200,000.00 #36907 4,000 6.500% 100.000000 9/12/2013 11:59:05 AM 4,000 units $ 100,000.00 #36906 1,160 6.500% 100.000000 9/12/2013 12:01:57 PM 1,160 units $ 29,000.00 #30849 20,000 6.500% 100.000000 9/12/2013 12:04:57 PM 20,000 units $ 500,000.00 #36897 2,000 6.500% 100.000000 9/12/2013 12:47:48 PM 2,000 units $ 50,000.00 #36898 600 6.500% 100.000000 9/12/2013 12:51:59 PM 600 units $ 15,000.00 #36983 800 6.500% 100.000000 9/12/2013 1:21:16 PM 800 units $ 20,000.00 #36984 1,600 6.500% 100.000000 9/12/2013 1:34:17 PM 1,600 units $ 40,000.00 #36899 2,000 6.500% 100.000000 9/12/2013 1:34:32 PM 2,000 units $ 50,000.00 #36904 4,000 6.500% 100.000000 9/12/2013 1:35:03 PM 4,000 units $ 100,000.00 #36900 200 6.500% 100.000000 9/12/2013 2:35:50 PM 200 units $ 5,000.00 #36901 400 6.500% 100.000000 9/12/2013 2:40:00 PM 400 units $ 10,000.00 #30753 25,000 6.500% 100.000000 9/12/2013 2:54:37 PM 25,000 units $ 625,000.00 #36903 4,000 6.500% 100.000000 9/12/2013 3:03:04 PM 4,000 units $ 100,000.00 #36951 1,000 6.500% 100.000000 9/12/2013 3:11:23 PM 1,000 units $ 25,000.00 #18513 40 6.500% 100.000000 9/12/2013 3:16:00 PM 40 units $ 1,000.00 #36902 1,000 6.500% 100.000000 9/12/2013 3:17:54 PM 1,000 units $ 25,000.00 #35155 400 6.500% 100.000000 9/12/2013 3:38:13 PM 400 units $ 10,000.00 #36905 1,480 6.500% 100.000000 9/12/2013 3:42:41 PM 1,480 units $ 37,000.00 #36980 10,000 6.500% 100.000000 9/12/2013 3:47:43 PM 10,000 units $ 250,000.00 #36986 2,000 6.500% 100.000000 9/12/2013 3:51:05 PM 2,000 units $ 50,000.00 #36979 1,000 6.500% 100.000000 9/12/2013 3:53:57 PM 1,000 units $ 25,000.00 #36825 1,080,000 6.500% 100.000000 9/12/2013 3:54:04 PM 1,080,000 units $ 27,000,000.00 #18513 200 6.500% 100.000000 9/12/2013 3:55:43 PM 200 units $ 5,000.00 #36952 3,120 6.500% 100.000000 9/12/2013 3:56:53 PM 3,120 units $ 78,000.00 #21446 1,000 6.500% 100.000000 9/12/2013 4:00:55 PM 1,000 units $ 25,000.00 https://www.auctions.zionsdirect.com/auction/11079 /results?csrf_toke&5d50f77179 cdce0f6a95f2e0&sort=ytw&sort_direction=asc&page=2&pages=3 Page 2 of 4

AmegyBank of Texas CALIFORNIA BANK THE COMMERCE BANK OF ORLEGON WASHINGTON VECTRA BANK ZIONS BANK NEVADA STATE BANK Powered by ENTRUST GRANT STREET GROUP SOFTWARE THAT WORKS Zions Direct Auctions—Results 9/12/13, 2:15 PM #23676 400 6.700% 100.000000 9/11/2013 10:01:15 AM 400 units $ 10,000.00 #17904 290 6.700% 100.000000 9/11/2013 3:17:55 PM 290 units $ 7,250.00 #26627 400 6.700% 100.000000 9/11/2013 5:20:19 PM 400 units $ 10,000.00 #36825 200,000 6.750% 100.000000 9/11/2013 9:17:44 AM 200,000 units $ 5,000,000.00 #25702 5,000 6.750% 100.000000 9/11/2013 9:59:59 AM 5,000 units $ 125,000.00 #36602 2,000 6.750% 100.000000 9/11/2013 11:33:08 AM 2,000 units $ 50,000.00 #35151 10,000 6.750% 100.000000 9/11/2013 11:58:47 AM 10,000 units $ 250,000.00 #32941 40,000 6.750% 100.000000 9/11/2013 12:13:39 PM 40,000 units $ 1,000,000.00 #23102 400 6.750% 100.000000 9/11/2013 9:32:47 PM 400 units $ 10,000.00 #17916 10,000 6.750% 100.000000 9/12/2013 2:05:47 PM 10,000 units $ 250,000.00 #17916 1,000 6.750% 100.000000 9/12/2013 3:43:43 PM 1,000 units $ 25,000.00 #23079 1,000 6.800% 100.000000 9/12/2013 8:17:44 AM 1,000 units $ 25,000.00 Auction Totals: 3,000,000 units $ 75,000,000.00 Page 2 of 3 Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated September 9, 2013, and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation, any underwriter or any dealer participating in this offering will arrange to send you a copy of these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322, Macquarie Capital (USA) Inc. toll-free at 1-888-268-3937 or by visiting Zions Direct’s auction website at www.zionsdirect.com. *The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity. NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address Investment Products:Not FDIC Insured“No Bank Guarantee“May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. Our Affiliates: OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time. https://www.auctions.zionsdirect.com/auction/11079 /results?csrf_toke&5d50f77179 cdce0f6a95f2e0&sort=ytw&sort_direction=asc&page=2&pages=3 Page 3 of 4

SECURED BY VERIFY ENTRUST
Zions Direct Auctions—Results 9/12/13, 2:15 PM https://www.auctions.zionsdirect.com/auction/11079 /results?csrf_toke&5d50f77179 cdce0f6a95f2e0&sort=ytw&sort_direction=asc&page=2&pages=3 Page 4 of 4

Zions Direct Auctions—Results 9/12/13, 2:15 PM ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE OPEN ACCOUNT LOGIN 1.800.524.8875 AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS HOME :: HOME :: AUCTION #11079 Results Zions Bancorporation / 15 Year Corporates Subordinated Notes | Fixed-to-Floating Rate | May be redeemed in whole or in part any time on or after September 15, 2023 | Kroll BBB- | S&P:BB+ | Fitch:BB+ | DBRS:BBH Please disregard the yield to maturity because the rate floats during the last 5 years. Notice: The auction has been extended until 9/12/2013 4:07:18 PM EDT. Auction Status: CLOSED Security Type: Corporate Bonds Auction Start: 9/11/2013 9:00 AM EDT Issue Type: Primary Auction End: 9/12/2013 4:07 PM EDT Coupon 6.950% Last Update: 9/12/2013 4:15:09 PM EDT Maturity Date: 9/15/2028 Offering Documents Auction Details ISSUE INFORMATION BIDDING INFORMATION Call Feature: Callable Auction Phase: Pricing First Call Date: 9/15/2023 Principal Offered: $ 75,000,000.00 First Call Price: 100.000000 Units Offered: 3,000,000 Settlement Date: 9/17/2013 Number of Bidders: 106 First Interest Date: 12/15/2013 Number of Bids: 140 Int. Frequency: Quarterly Amt. of Bids: $ 97,722,175.00 Day Basis: 30/360 Coverage: 130.30% CUSIP Number: TBD Highest Bid: 100.000000 Minimum Offering: $ 75,000,000.00 Lowest Bid: 100.000000 Maximum Offering: $ 250,000,000.00 Bid Spread: 0.000000 Sizing Phase End: 9/12/2013 12:00 PM EDT Num. Bids Accepted: 126 Denomination: $ 25.00 Num. Bidders with Bids Accepted: 96 Bid Multiple: Multiples of 0.05 Highest Bid Accepted: 100.000000 Min. Yield: 6.500% Lowest Bid Accepted: 100.000000 Max. Yield: 7.000% Final Market-Clearing Yield: 6.950% Fixed Price: 100.000000 Final Yield to Maturity: 6.950% Final Yield to Call: 6.950% Bids Final Market-Clearing Yield*: 6.950% Amount Bidder Units Yield Fixed Price Timestamp Awarded Due #30762 40,000 6.800% 100.000000 9/12/2013 4:01:21 PM 40,000 units $ 1,000,000.00 #30762 20,000 6.800% 100.000000 9/12/2013 4:01:21 PM 20,000 units $ 500,000.00 #35147 11,620 6.850% 100.000000 9/11/2013 9:06:14 AM 11,620 units $ 290,500.00 #30758 40,000 6.850% 100.000000 9/11/2013 9:17:49 AM 40,000 units $ 1,000,000.00 #35150 380 6.850% 100.000000 9/11/2013 11:17:39 AM 380 units $ 9,500.00 https://www.auctions.zionsdirect.com/auction/11079 /results?csrf_tok&d4212110 afc8496 fb5d08004& sort=ytw&sort_direction=asc&page=3&pages=3 Page 1 of 3

Zions Direct Auctions—Results 9/12/13, 2:15 PM #15643 4,000 6.850% 100.000000 9/12/2013 9:48:36 AM 4,000 units $ 100,000.00 #36985 80 6.850% 100.000000 9/12/2013 3:40:42 PM 80 units $ 2,000.00 #34628 172,000 6.900% 100.000000 9/12/2013 12:08:42 PM 172,000 units $ 4,300,000.00 #34628 20,000 6.900% 100.000000 9/12/2013 3:22:29 PM 20,000 units $ 500,000.00 #30754 30,000 6.900% 100.000000 9/12/2013 3:54:58 PM 30,000 units $ 750,000.00 #33645 12,500 6.900% 100.000000 9/12/2013 3:56:48 PM 12,500 units $ 312,500.00 #28353 800 6.900% 100.000000 9/12/2013 3:57:14 PM 800 units $ 20,000.00 #32941 200,000 6.900% 100.000000 9/12/2013 3:59:34 PM 200,000 units $ 5,000,000.00 #30763 10,000 6.900% 100.000000 9/12/2013 4:00:13 PM 10,000 units $ 250,000.00 #30763 30,000 6.900% 100.000000 9/12/2013 4:02:23 PM 30,000 units $ 750,000.00 #32909 800 6.900% 100.000000 9/12/2013 4:03:41 PM 800 units $ 20,000.00 #32909 200 6.900% 100.000000 9/12/2013 4:05:18 PM 200 units $ 5,000.00 #25702 4,000 6.950% 100.000000 9/11/2013 9:59:59 AM 4,000 units $ 100,000.00 #36551 150,000 6.950% 100.000000 9/12/2013 10:56:24 AM 150,000 units $ 3,750,000.00 #36893 4,000 6.950% 100.000000 9/12/2013 11:25:03 AM 4,000 units $ 100,000.00 #36551 150,000 6.950% 100.000000 9/12/2013 12:06:33 PM 150,000 units $ 3,750,000.00 #22766 1,000 6.950% 100.000000 9/12/2013 12:36:10 PM 1,000 units $ 25,000.00 #19610 1,000 6.950% 100.000000 9/12/2013 1:48:24 PM 1,000 units $ 25,000.00 #36602 2,000 6.950% 100.000000 9/12/2013 2:17:15 PM 2,000 units $ 50,000.00 #36602 2,000 6.950% 100.000000 9/12/2013 2:17:15 PM 2,000 units $ 50,000.00 #34628 600,000 6.950% 100.000000 9/12/2013 2:44:15 PM 287,378 units $ 7,184,450.00 #36602 3,000 6.950% 100.000000 9/12/2013 2:53:51 PM Rejected: Timestamp #30768 300,000 6.950% 100.000000 9/12/2013 3:30:39 PM Rejected: Timestamp #32021 50,000 6.950% 100.000000 9/12/2013 4:00:19 PM Rejected: Timestamp #35146 2,000 7.000% 100.000000 9/11/2013 9:02:24 AM Rejected: Yield #33639 10,000 7.000% 100.000000 9/11/2013 9:02:48 AM Rejected: Yield #36602 10,000 7.000% 100.000000 9/11/2013 9:19:51 AM Rejected: Yield #23782 600 7.000% 100.000000 9/11/2013 11:01:22 AM Rejected: Yield #16745 500 7.000% 100.000000 9/11/2013 11:42:08 AM Rejected: Yield #15149 5 7.000% 100.000000 9/11/2013 3:47:38 PM Rejected: Yield #36717 80,000 7.000% 100.000000 9/11/2013 5:17:36 PM Rejected: Yield #21748 160 7.000% 100.000000 9/12/2013 1:42:26 AM Rejected: Yield #30353 10,000 7.000% 100.000000 9/12/2013 8:05:29 AM Rejected: Yield https://www.auctions.zionsdirect.com/auction/11079 /results?csrf_tok&d4212110 afc8496 fb5d08004& sort=ytw&sort_direction=asc&page=3&pages=3 Page 2 of 3

AmegyBank of Texas CALIFORNIA BANK THE COMMERCE BANK OF ORLEGON WASHINGTON VECTRA BANK ZIONS BANK NEVADA STATE BANK Powered by ENTRUST GRANT STREET GROUP SOFTWARE THAT WORKS Zions Direct Auctions—Results 9/12/13, 2:15 PM #30763 10,000 7.000% 100.000000 9/12/2013 11:00:34 AM Rejected: Yield #30763 120,000 7.000% 100.000000 9/12/2013 11:25:08 AM Rejected: Yield Auction Totals: 3,000,000 units $ 75,000,000.00 Page 3 of 3 Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated September 9, 2013, and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation, any underwriter or any dealer participating in this offering will arrange to send you a copy of these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322, Macquarie Capital (USA) Inc. toll-free at 1-888-268-3937 or by visiting Zions Direct’s auction website at www.zionsdirect.com. *The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity. NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address Investment Products:Not FDIC Insured“No Bank Guarantee“May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. Our Affiliates: OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time. https://www.auctions.zionsdirect.com/auction/11079 /results?csrf_tok&d4212110 afc8496 fb5d08004& sort=ytw&sort_direction=asc&page=3&pages=3 Page 3 of 3